EXHIBIT 10.1
EXCLUSIVE DISTRIBUTION AGREEMENT

Certain portions of this exhibit have been omitted based upon request for confidential treatment.  The method used to identify the omitted confidential information is:
[ *** ]
The complete exhibit containing the redacted information has been filed separately with the Commission.
This Exclusive Distribution Agreement (the” Agreement”), is made and effective April 10, 2008

BETWEEN:	Remedent n.v. dba GlamSmile (the “Company”), a corporation organized and existing under the laws of the Belgium], with its head office located at Xavier de Cocklaan 42 9831 Deurle - Belgium

AND:	Glamtech-USA, Inc.(the “Distributor”), a corporation organized and existing under the laws of the state of Delaware, with its head office located at 7783 Tierra Tesora, San Diego, California 92127 USA
.
WHEREAS the Company is the sole, exclusive and lawful owner of all right, title and interest in and to the GlamSmile Technologies, and is in the process of obtaining United States and world wide patents thereon; and
WHEREAS the Company wishes to market the Products described in 1. DEFINITIONS (the “Products”) through the Distributor, it is agreed as follows:
1.	DEFINITIONS
When used in this Agreement, the following terms shall have the respective meanings indicated, such meanings to be applicable to both the singular and plural forms of the terms defined:
“Agreement” means this agreement, the Schedules attached hereto and any documents included by reference, as each may be amended from time to time in accordance with the terms of this Agreement;
“Affiliate” means any company controlled by, controlling, or under common control with Company. Affiliate means any person, corporation or other entity: (i) which owns, now or hereafter, directly or indirectly, twenty-five percent (25%) or more of any class of the voting stock of Company or is, now or hereafter, directly or indirectly, in effective control of Company; or (ii) twenty-five percent (25%) or more of any class of the voting stock of which Company, or a party described in paragraph (i), owns, now or hereafter, directly or indirectly, or of which Company, or a party described in paragraph (i), is, now or hereafter, directly or indirectly, in control.
“Annual Market Potential” means the number of veneer trays Distributor should be able to sell in the Territory in one year, using their best efforts.

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“Confidential Information” means all non-public information, whether in written, oral or any other form, including, without limitation, data, documentation, specifications, know-how, technical information, designs, drawings, plans, blueprints, business plans, customer lists, pricing information, forecasts, projections, analyses, and manufacturing processes that the disclosing party (the “Disclosing Party”) disclosed to the other party (the “Receiving Party”) or allowed the Receiving Party to observe, in the course of the activity under this Agreement.
Notwithstanding the foregoing, Confidential Information shall not include information that the Receiving Party can demonstrate (i) was known to the Receiving Party on a non-confidential basis prior to the disclosure by the Disclosing Party, (ii) has become publicly available without fault of the Receiving Party; or (iii) was independently developed without the use of Confidential Information by representatives of the Receiving Party who did not have access to the Confidential Information as established by contemporaneous written records.
“Customer” means any person who purchases Products from Distributor.
“Delivery Point” means Company’s facilities at Zuiderlaan 1 – 3, 9000 Ghent, Belgium.
“Exhibit” means an exhibit attached to this Agreement. Both parties to this Agreement acknowledge that the processes referenced in Exhibits B, C, E and F may be modified as conditions may warrant upon mutual written agreement by Company and Distributor.
“Force Majeure” means neither party shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control including, but not limited to Acts of God, Government restrictions (including the denial or cancellation of any export or other necessary license), wars, insurrections and/or any other cause beyond the reasonable control of the party whose performance is affected.
“Goods” means all products, supplies and services as described in Exhibit A. Goods may be added to Exhibit A and the Goods specifications and design may be changed by Company at their sole discretion at any time by mailing written notice of such changes to Distributor. Each change shall become effective 30 days following the date notice thereof is sent to Distributor. The Company will only make changes to the GlamSmile products that improve their functionality and/or appearance and will not discontinue the GlamSmile product line during the term of this Agreement.
“Intellectual Property” means, collectively, Patents, Trade Secrets, Copyrights, Trademarks, moral rights, trade names, rights in trade dress and all other intellectual property rights and proprietary rights, whether arising under the laws of the United States or any other state, country or jurisdiction in the world, including all rights or causes of action for infringement or misappropriation of any of the foregoing. For purposes of this Agreement: (i) “Patents” shall mean all patent rights and all right, title and interest in all letters patent or equivalent rights and applications, including provisional applications, for letters patent or rights, industrial and utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention and other government issued or granted indicia of invention ownership, including any reissue, extension, division, continuation or continuation-in-part applications throughout the world; (ii) “Trade Secrets” shall mean all right, title and interest in all trade secrets and trade secret rights arising under common law, state law, federal law or laws of foreign countries; (iii) “Copyrights” shall mean all copyrights, and all other literary property and authorship rights, and all right, title, and interest in all copyrights, copyright registrations, certificates of copyright and copyrighted interests throughout the world; and (iv) “Trademarks” shall mean all right, title and interest in all trademark, service mark, trade name, logo, trade dress rights or other commercial designation, whether or not registered, used to represent or describe the Products of Company, as set forth in Exhibit D, arising under the common law, state law, federal laws and laws of foreign countries, and all right, title, and interest in all trademark, service mark, trade name, logo, trade dress applications and registration interests throughout the world, used to represent or describe the Products of Company, as set forth in Exhibit D. [ *** ]

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“Person” means any natural person or any corporation, partnership, limited liability Company, business association, joint venture or other entity.
“GlamSmile Technologies” means the technologies embodied in Company’s Intellectual Property.
“Supplies” means all parts and components of the Goods. Company warrants that a complete list of supplies is set forth in Exhibit B. Supplies may be deleted from or added to Exhibit B and their specifications and design may be changed by Company at their sole discretion at any time by mailing written notice of such changes to Distributor. Each change shall become effective thirty (30) days following the date notice thereof is sent to Distributor.
“Specifications” means those specifications set forth in Exhibit C.
“Territory” means the following geographic area or areas: UNITED STATES OF AMERICA and CANADA.
“Veneer tray” means the Company’s proprietary mouth tray used to deliver veneers to a GlamSmile patient. This GlamSmile tray system is the technology set forth in Exhibit D Trademarks and Patents.
2.	APPOINTMENT OF DISTRIBUTOR
Company hereby appoints Distributor as Company’s sole and exclusive distributor of Products in the Territory, and Distributor accepts that position.
Company, to the extent that Company is legally permitted to do so, (i) shall not appoint any distributor or agent in the Territory for the Products other than Distributor; Distributor may appoint sub-distributors if approved by Company (ii) shall not, and shall cause any Affiliate not to, knowingly sell Products to any person other than Distributor or a party designated by Distributor for use or resale within the Territory (except pursuant to any agreement effective at the time this Agreement became applicable to the service so provided), and (iii) shall use his best efforts to prevent any party other than Distributor from seeking customers for the Products in the Territory, from establishing any branch related to the distribution of Products in the Territory, or from maintaining any distribution depot with respect to the Products in the Territory.
3.	REFERRALS
If Company or any Affiliate is contacted by any party inquiring about the purchase of Products in the Territory (other than Distributor or a party designated by Distributor), Company shall, or shall cause that Affiliate to, refer such party to Distributor for handling.
4.	RELATIONSHIP OF PARTIES
a.	Distributor is an independent contractor and is not the legal representative or agent of Company for any purpose and shall have no right or authority (except as expressly provided in this Agreement) to incur, assume or create in writing or otherwise, any warranty over any of Company’s employees, all of whom are entirely under the control of Company, who shall be responsible for their acts and omissions.

b.	Nothing contained in this Agreement shall be deemed to create any partnership or joint venture relationship between the parties.
5.	SALE OF PRODUCTS BY DISTRIBUTOR

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Distributor agrees to exercise its best efforts to develop the largest possible market for the Products in the Territory and shall continuously offer, advertise, demonstrate and otherwise promote the sale of Products in the Territory.
a.	As a one time license fee of [ *** ] .

b.	The parties have consulted together and now agree that, based on Distributor’s Annual Market Potential, a minimum of [ *** ] trays will be purchased and distributed in the Territory during the first year of this Agreement.

c.	At the beginning of each subsequent year hereunder the parties will consult together in good faith and agree on the Annual Market Potential applicable to that year; provided, however, that if they cannot agree, the Annual Market Potential + a 15 % increase for the immediately Preceding year will apply to the current year.
6.	COMPETING PRODUCTS
Distributor agrees that Distributor will not distribute or represent any Products in the Territory which competes with the Products during the term of this Agreement or any extensions thereof.
7.	REGULATORY APPROVAL
a.	At Distributor’s sole discretion and sole cost and expense, Distributor shall take all commercially reasonable and necessary steps to obtain and maintain during the term of this Agreement regulatory approval for the distribution of the Product in the Territory.

b.	Company shall provide to Distributor under terms of confidentiality and upon request, at no charge to Distributor, any reasonably requested regulatory materials in Company’s possession and not otherwise included in the technical file in order to assist Distributor’s efforts to expeditiously obtain any necessary regulatory approval.

c.	The parties each agree that they shall keep the other party informed of all efforts and issues relating to regulatory approval and clearances set forth in this Section 7, and shall share with the other such information relating thereto as is reasonably requested.
8.	TERM AND TERMINATION
a.	Initial Term. The initial term of this Agreement shall commence on the Effective Date of this Agreement and shall continue in full force and effect for five (5) years, unless terminated earlier in accordance with this Agreement. Thereafter, this Agreement will be renewed automatically on the same terms and conditions as those existing on the last day of the then-current term for successive five (5) year periods unless:

(i) Distributor is not substantially in compliance with the terms of this Agreement at the time of any such renewal or (ii) Company gives Distributor written notice of termination at least three (3) months before the end of the then-current term, which notice may only be given in the event that Distributor has not ordered or purchased at least 65% of the Annual Market Potential as stipulated under Section 5 by the start of the 9th month of the then-current term.

b.	Termination. If either party hereto is in breach of any material terms and conditions of this Agreement and such party fails to cure the breach within sixty (60) days after the date of receipt of written notice from the other party advising of the nature of such breach, then the party not in default shall have the right to terminate this Agreement by written notice to the party in breach.

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If either party: (i) becomes insolvent; (ii) makes a general assignment for the benefit of its creditors; (iii) files or has filed against it a petition in bankruptcy or seeks re-organization; (iv) has a receiver appointed over any of its assets; or (v) institutes any proceedings for liquidation or winding up; then the other party may, in addition to other rights and remedies they may have, terminate this Agreement immediately by written notice. If Company is the party to which any of the foregoing apply, Company shall use their best efforts to ensure that the rights of Distributor hereunder continue unaltered and uninterrupted.

Either party may terminate this Agreement if the other party has failed to perform their obligations due to an event of Force Majeure (as defined at Section 1) for a period of thirty (30) days or more; provided, however, either party may terminate this Agreement immediately if such Force Majeure is attributable to any new or changing acts, regulations or laws of any government or interpretation thereof by any judicial or regulatory authority that materially affect such parties performance or obligations under this Agreement.

Distributor may terminate this Agreement by giving thirty (30) days written notice of termination to Company in the event that Company fails to timely fill Distributor’s purchase orders for the Product.

Company may terminate this Agreement by giving thirty (30) days written notice of termination to Distributor in the event that Distributor fails to timely pay Company ‘s invoices for Product that has been accepted by Distributor.

9.	ADVERTISING
Distributor shall be entitled, during the term of the distributorship created by this Agreement and any extension thereof, to advertise and hold themselves out as an authorized Distributor of the Products. At all times during the term of the distributorship created by this Agreement and any extension thereof, Distributor shall use the Trademarks in all advertisements and other activities conducted by Distributor to promote the sale of the Products.
a.	Company will provide Distributor with the marketing materials in a digital format. Translation, lay out and printing of the marketing materials are at Distributor’s expense, but submitted to Company’s inspection and approval.

b.	Distributor shall submit examples of all proposed advertisements, promotional materials for the Products, and publications of clinical trials on the Products to Company for inspection and Distributor shall not use any such advertisements or promotional materials without having received the prior written consent of Company to do so.

c.	Distributor shall not, pursuant to this Agreement or otherwise, have or acquire any right, title or interest in or to Company’s Trademarks.

d.	Distributor may use the existing GlamSmile.com website for its Territory and expand/adjust it as it determines necessary, under the supervision of and subject to the approval of Company. Ownership of GlamSmile website domain names belongs to Company. Distributor shall pay Company a hosting fee of minimum € 500 per year for the use of the domain name related to his Territory. The hosting fee is subject to changes in case of price increase by Company’s provider. Lay out and maintenance of the website are at Distributor’s expense, but is subject to Company’s inspection and approval.

Distributor has the choice between using Company’s basic GlamSmile website or just adapting it to Distributor’s Territory’s reality or setting up a completely new local GlamSmile website for which Distributor can use Company’s source codes. Setting up a new GlamSmile website is subject to the approval of Company. Login and passwords to GlamSmile websites stay under the management and control of Company.
10.	TRAINING

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As promptly as practicable after execution of the Agreement and payment of the initial payment, Company shall transmit to Distributor information, materials, manuals and other technical documents necessary to enable Distributor to perform its obligations under this Agreement. Company will train the Distributor in marketing and its opinion leader in placing of the GlamSmile veneers.
This can be done either at the Company’s facilities in Belgium, or in a local dental practice in the Distributor’s country, at Distributor’s expense.
Distributor shall, at Distributor’s expense, train each customer (dentist) in Distributor’s territory to ensure proper placement of the GlamSmile veneers, after which the customer receives a GlamSmile ID.
11.	CONFIDENTIAL INFORMATION
Written technical instructions pertaining to the Products are recognized by Distributor to be secret and confidential and to be the property of Company.
Those items shall at all times and for all purposes be held by Distributor in a confidential capacity and shall not, without the prior written consent of Company, (i) be disclosed by Distributor to any person, firm or corporation, excepting those salaried employees of Distributor who are required to utilize such items in connection with the sale, inspection or repair of Products during the term of the distributorship created by this Agreement or any extension thereof, or (ii) be disclosed to any person, firm or corporation, or copied or used by Distributor, his employees or agents at any time following the expiration or termination of the distributorship created by this Agreement or any extension thereof. Company may require as a condition to any disclosure by Distributor pursuant to this Section that any salaried employee to whom disclosure is to be made signs a non-disclosure agreement, enforceable by Company, containing terms satisfactory to Company.
12.	ORDER PROCEDURE
a.	All orders for Products issued by Distributor to Company under this Agreement shall be by means of a completely filled-out order sheet under the conditions mentioned on this order sheet, as per Exhibit E, which shall be submitted to Company at Company’s Delivery Point. Every shipping box received from Distributor’s Territory is considered an order from Distributor to Company, even if sent directly by Distributor’s customers.

b.	Company will send Distributor a weekly overview of all orders received.

c.	Company shall timely and accurately fill and deliver within 15 business days of receipt from Distributor or Distributor’s dentists all Distributor orders for Products, conform conditions mentioned in Exhibit E. Company will send at Company’s expense Products to Distributor or directly to Distributor’s customers, as per agreements made between Distributor and Company. The layout and conditions of Exhibit E may be changed by Company at its sole discretion at any time by mailing written notice of such changes to Distributor [ *** ] Company shall notify Distributor and/or Distributor’s customer in writing of any rejected order within ten (10) days after the order sheet is received. Company shall have no liability to Distributor with respect to purchase orders that are rejected.

d.	Shipment of all orders to Company are at Distributor’s or Distributor’s customers’ expense.
13.	PLACEMENT PROCEDURE
All GlamSmile veneers should be placed according to Company’s placement instructions, as set forth in Exhibit E and using the GlamSmile recommended materials, as set forth in the GlamSmile materials list in Exhibit F. The GlamSmile materials list can only be altered with the consent of Company.

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Company retains the right to change Exhibit E and Exhibit F at Company’s sole discretion at any time by mailing written notice of such changes to Distributor.
Company guarantees the quality of the products as such. GlamSmile veneers can only be placed by a trained customer of the Distributor, being given a GlamSmile ID. Distributor’s customers are responsible for the correct placement of the veneers, following the Company’s placement instructions.
14.	CANCELLATION OF ORDERS
All cancellation of orders by Distributor shall be in writing, or if not initially in writing, shall be confirmed in writing. If Distributor cancels an order, which has been accepted by Company, Distributor shall reimburse Company for any cost incident to such order incurred by Company, limited to no more than the prevailing Company price for such an order, prior to the time Company was informed of the cancellation.
15.	PURCHASE PRICE
a.	The prices for Goods, and any discounts applicable thereto, are set forth in Exhibit A. If the price for a Good is not set forth in Exhibit A and Distributor nevertheless orders such a Good from Company, the parties hereby evidence their intention thereby to conclude a contract for the sale of that Product at a reasonable price to be determined by the Parties mutually negotiating in good faith.

b.	Certain Taxes. The parties acknowledge that the purchase prices set forth in Exhibit A do not include any sales, excise, use, value added or other government taxes or duties that may be applicable to the export, import or purchase of the Product, which taxes shall be the sole responsibility of Distributor and Distributor agrees that Distributor will bear all such taxes and duties. When Company has the legal obligation to collect and/or pay such taxes or duties, the appropriate amount shall be added to Distributor’s invoice and paid by Distributor to Company, unless Distributor provides Company with a valid tax exemption certificate authorized by the appropriate governmental taxing authority, or provides proof of payment.
16.	PRICE CHANGES
Company reserves the right, in Company’s sole discretion, to change prices or discounts applicable to the Products. Company shall give written notice to Distributor of any price change at least [ *** ] days prior to the effective date thereof.
17.	PACKING
a.	Distributor shall make sure clients will fill the shipping box according to Exhibit F.Shipping boxes should be sent to Company’s Delivery Point by courier service only, where a tracking number is provided for each parcel sent.

b.	Company shall, at Company’s expense, pack all Products in accordance with Company’s standard packing procedure, which shall be suitable to permit shipment of the Products to the Territory. Company retains the right to change Exhibit F at Company’s sole discretion at any time by mailing written notice of such changes to Distributor.
18.	PAYMENT
Upon delivery and acceptance of Products, Company may submit to Distributor an invoice

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for those Products. Distributor shall pay each such proper invoice within 30 days after Distributor’s receipt of that invoice. Payment shall be made in US dollars to a bank account to be notified in writing by Company to Distributor.
19.	ENTIRE AGREEMENT
This Agreement contains the entire understanding of the parties and there are no commitments, agreements, or understandings between the parties other than those expressly set forth herein. This agreement shall not be altered, waived, modified, or amended except in writing and signed by the parties hereto and notarized.
20.	APPLICABLE LAW
This Agreement shall be deemed to be a contract made under the laws of the state of California and for all purposes the rights and obligations of the parties hereto shall be governed and construed in all respects by the laws of the state of California.
Consent To Jurisdiction And Forum Selection: The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of San Diego of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect or arising out of this Agreement in any jurisdiction other than that specified in this paragraph and shall not have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of San Diego, State of California shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.
21.	COMPETENT COURT
Any disputes arising in connection with this Agreement, including the issue of its valid conclusion and its pre- and post-contractual effects, are exclusively ruled on by a competent court of the state of California or by the district court competent for the area of the Distributor’s registered head offices, branch office or assets.
22.	SECRECY – NON DISCLOSURE AGREEMENTa
Distributor agrees not to disclose or use, except as required in Distributor’s duties, at any time, any information disclosed to or acquired by Distributor during the term of this contract. Distributor agrees that all confidential information shall be deemed to be and shall be treated as a sole and exclusive property of Company. Any infringement of this non-disclosure clause will be sanctioned by a fixed indemnity to be paid by Distributor to Company of minimum € 2.000.
23.	ATTORNEYS FEES

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In the event of litigation relating to the subject matter of this Agreement, the non-prevailing party shall reimburse the prevailing party for all reasonable attorney fees and costs resulting therefrom.

COMPANY	DISTRIBUTOR

/s/ Guy De Vreese	/s/ Doug Cox
Authorized Signature	Authorized Signature

Guy De Vreese, Chief Executive Officer	Doug Cox, Chairman

Print Name and Title

/s/ Cyrus Tahmesebi D.D.S. F.A.C.D.

C.E.O. Cyrus Tahmesebi

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EXCLUSIVE DISTRIBUTION AGREEMENT
EXHIBIT A
Products and Prices

1.	GlamSmile hybrid veneers	US$[*** ]
2.	GlamSmile ceramic veneers	US$[ ***]
3.	GlamSmile positioning tray	[ *** ]
4.	GlamSmile reduction tray**	US$[ *** ]
5.	GlamSmile protection plate**	US$[ *** ]

*	A minimum of 6 veneers per arch is needed.

**	If ordered separately from the veneers.
Supplies, Services and Prices

1.	Digital imaging	[ *** ]
2.	Black GlamSmile shipping box	[ *** ]

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EXHIBIT B
GlamSmile Materials List

CONTGLAMSMILE MATERIALS LIST      9/03/2007
PROCEDURE SEGMENT

1	Photographs
2	Impressions
3	Preparation (cocoa / cheek retractor / pumice)
4	Placement part 1: preparation	making rough / etching
	part 2: adhesion	prime bonding
part 3: placement
5	Finishing
6	Maintenance

	Procedure	Product	Where To	Part	Procedure	Procedure
	Product	Brand	Order	Number	Segment	No.
1	Camera — minimum 2 mega pixel	Any			Photographs	1
2	Cheek retractor (transparent if available)	Henry Schein	Henry Schein	106-3457	Photographs	1
3	Impregum Penta Soft OR Impregum Penta Soft Quick	3M ESPE	Henry Schein	020-2032 if machine	Impressions	2
4	Penta Tips	3M ESPE	Henry Schein	017-1490 if machine	Impressions	2
5	Penta Mix	3M ESPE	Henry Schein		Impressions	2
6	Position Tray Lower Jaw Large	3M ESPE	Henry Schein	013-6205	Impressions	2
7	Position Tray Lower Jaw Medium	3M ESPE	Henry Schein	013-6204	Impressions	2
8	Position Tray Lower Jaw Small	3M ESPE	Henry Schein	013-6203	Impressions	2
9	Position Tray Upper Jaw Large	3M ESPE	Henry Schein	013-6202	Impressions	2
10	Position Tray Upper Jaw Medium	3M ESPE	Henry Schein	013-6201	Impressions	2
11	Position Tray Upper Jaw Small	3M ESPE	Henry Schein	013-6200	Impressions	2
12	Cheek retractor transparent	Henry Schein	Henry Schein	106-3457	Impressions	2
13	Exabite II NDS	GC			Impressions	2
14	Cocoa butter		Henry Schein	863-4164	Preparation	3
15	Dappen dish	Any	Henry Schein	100-9211	Preparation	3

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GlamSmile Materials List

	Procedure	Product	Where To	Part	Procedure	Procedure
	Product	Brand	Order	Number	Segment	No.
16	Pumice		Henry Schein	100-5147	Preparation	3
17	Polishing Brush		Henry Schein	900-0703	Preparation	3
18	Brush handle	Henry Schein	Henry Schein	9000795	Preparation	3
19	Brush tips	Henry Schein	Henry Schein	9000793	Preparation	3
20	Cheek and Tongue retractor large (Red)	Remedent	Remedent	020-1187	Preparation	3
21	Cheek and Tongue retractor medium (Blue)	Remedent	Remedent	020-1187	Preparation	3
22	Cheek and Tongue retractor large (Red)	Remedent	Remedent	020-1187	Placement	4
23	Cheek and Tongue retractor medium (Blue)	Remedent	Remedent	020-1187	Placement	4
24	Diamond Bur Komet (black)	Komet		5856-314-016	Placement/part 1	4
25	Etch-Rite — Dental Etching Gel	Pulpdent	Henry Schein	578-7705	Placement/part 1	4
26	Porcelain Etch Gel (in case of ceramic crowns)	Pulpdent	Henry Schein	026-4240	Placement/part 1	4
27	Silane (in case of ceramic crowns)	UPT	Henry Schein	014-0641	Placement/part 1	4
28a	Diamond Disks - 8934A 900 140 - optional	Komet	Henry Schein	26-6880	Placement/part 1	4
28b	Mandrel for Diamond Disks	Komet	Henry Schein	026-8425 303	Placement/part 1	4
29	Interdental Metal Polishing Strips — optional	GC	Henry Schein	532-4301	Placement/part 1	4
30	Diamond Disks Hyperflex - 911HEF 240 140 - optional	Komet	Henry Schein	267-622	Placement/part 1	4
31	Inspiral brush tips (for silane)	Ultradent	Henry Schein	14-1433	Placement/part 1	4
32	Dental floss	Any			Placement/part 2	4
33	Black mini tips (for luting cement)	Ultradent	Henry Schein	014-1428	Placement/part 2	4
34	Blue micro tips (for etch gel blue/yellow)	Ultradent	Henry Schein	014-1424	Placement/part 2	4
35	Matrix Band Dispenser + Transparent strips	Frasaco	Henry Schein	997-7851	Placement/part 2	4
36	Primer One Step Plus	Bisco	Henry Schein	014-1200	Placement/part 2	4
37	Remecure Fast Curing Plasma lamp	Remedent	Remedent	DEN-900-0000	Placement/part 2	4
38	Brush handle	Henry Schein	Henry Schein	9000795	Placement/part 2	4
39	Brush tips	Henry Schein	Henry Schein	9000793	Placement/part 2	4
40	Variolink II Transparent	Ivoclar Vivadent	Henry Schein	631-5048	Placement/part 3	4
41	Carbide Finishing bur round (yellow/blue)	Komet	Henry Schein	H379Q.314.023	Finishing	5
42	Carbide Finishing bur short (yellow/blue)	Komet	Henry Schein	H134Q.314.014	Finishing	5
43	Composite Polishing Rubber	Shofu Dental	Henry Schein	579-4656	Finishing	5
44	Curette	Any			Finishing	5
45	Diamond Bur Komet (red)	Komet	Henry Schein	8368-314-016	Finishing	5
46	Goathair Polishing Brushes	Renfert	Arcadent	7631000	Finishing	5
47	Sof-Lex Kit incl. mandrel	3M ESPE	Henry Schein	597-0223	Finishing	5
48	Surgical blades nr 12	Any	Henry Schein	100-0247	Finishing	5

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GlamSmile Materials List

	Procedure	Product	Where To	Part	Procedure	Procedure
	Product	Brand	Order	Number	Segment	No.
49	Surgical handle	Any	Henry Schein	1007520	Finishing	5
50	Tooth Paste	Any			Finishing	5
51	Handpiece for goathair brush				Finishing	5
52	Dental floss	Any			Finishing	5
53	Gradia Diapolisher 1516	GC	Henry Schein	63-5250	Finishing	5
54	Interdental Metal Polishing Strips	GC	Henry Schein	532-4301	Finishing	5
55	Interdental saw Cerisaw Posterior (incl 10 bl)	Denmat	NP Dental	DM031336600	Finishing	5
56	Occlusion paper	Any	Henry Schein	100-0879	Finishing	5
57	Polishing Brush		Henry Schein	900-0703	Finishing	5
58	Gradia Direct A1	GC	DMT	132 832	Maintenance	6
59	Gradia Direct BW	GC	DMT	132 831	Maintenance	6
     Mixing well
     Explorer
     Cotton Plire
     Mirror
     Mask

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EXHIBIT C
Specifications

All veneers are made according to the instructions provided by the dentists in a completed order sheet.
The veneers are delivered fitted in a customized tray.
Each arch is packed in its own plastic container. The containers are packaged in a shipping box.

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EXHIBIT D
Trademarks and Patents

The name GlamSmile is a registered trademark of Remedent.
‘Smile Redesign’ is a GlamSmile tagline of Remedent.
‘Smile Design’ is a GlamSmile tagline of Remedent.
‘Making you smile again’ is a GlamSmile tagline of Remedent.
All web domain names containing the name ‘GlamSmile’ are a Remedent trademark.
Guy De Vreese has a patent pending on the tray delivery system. The patent has been irrevocably licensed to Remedent.

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EXHIBIT E
Order Sheet

**	By signing, the dentist acknowledges that he/she has followed the GlamSmile Veneer Training procedures and accepts the general terms and conditions to be found on www.GlamSmile.com. The dentist agrees he/she will use the products recommended by Remedent for placement and that he/she will follow Remedent’s prescribed procedure. Remedent reserves the right to refuse GlamSmile Veneers cases.
REMEDENT NV | XAVIER DE COCKLAAN 42 | 9831 DEURLE | BELGIUM | TEL +32 (0)9 321 70 80 | WWW.GLAMSMILE.BE

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EXHIBIT F
Sending Protocol

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Sending Protocol

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EXHIBIT G
GlamSmile Photography Protocol

© Remedent — 2007/08
PROTOCOLS
For a GlamSmile treatment, just two visits of the patient to the dentist are sufficient. The first one for a short check-up and to take photographs and impressions, the second one for the placement of the veneers. A follow-up control visit is recommended.
Five years of research preceded the launch of the GlamSmile veneer treatment. The result is an easy to learn and fast system to give your patients a perfect smile. However, as for any other treatment, it is very important to follow the 3 GlamSmile rules:
1/ Stick to the 66procedure
2/ Respect the products
3/ Work systematically
I. FIRST VISIT
1/ Check-up
a. Bruxism
     If the patient is a grinder, the dentist needs to inform him/her on beforehand that (s)he will need to wear a night guard.
b. Occlusal contacts
     Can be reduced by the dentist before impression or can be managed before placement following instructions of the GlamSmile Lab.
2/ Photographs
See GlamSmile Photography Protocol (Exhibit H)
3/ Impressions
See GlamSmile Impressions Protocol (Exhibit I)

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GlamSmile Placement Protocol

II. SECOND VISIT
NOTES:
1/ If two arches need to be placed, start with the lower one.
     Two reasons:
•	checking the occlusial contact points gets easier because the upper teeth are ‘virgin’ (free of luting cement).

•	It is more stimulating and fun to finish with the upper arch.
2/ Treatment on existing ceramic crowns/veneers or composites: see special focus Adhesion.
3/ Always work systematically! Even though we work on tiny surfaces, by working from incisal to gingival, from mesial to distal, we are sure we treat the whole surface.

1/ POLISH THE TEETH & MAKE THE THEM ROUGH
Polish the teeth with brush and pumice
Make the teeth rough with a diamond bur (Komet Black long)
Note: — Light to medium pressure with the bur on the teeth.
           — Work with the whole instrument and keep contact with the teeth. Work systematic: start from incisal to gingival.
2/ INTERDENTAL STRIPS
Place interdental strips to isolate the relevant teeth from those not being veneered.
3/ ETCHING
Etch the teeth with 37% phosphoric acid.
Rinse thoroughly.
4/ WET BOND TECHNIQUE ON TEETH
Wet technique: keep the teeth wet because the bonding is aceton based.
Add prime-bonding on the teeth.
Polymerize each tooth for 3 seconds with the fast curing Remecure light. (Halogen light: 30 seconds / LED: 10 seconds)
Tooth surface needs to shine.
After curing, open the interdental spaces with dental floss.

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GlamSmile Placement Protocol

5/ PRIME-BONDING ON VENEERS
Add prime-bonding on the inner side of the veneers and polymerize each veneer for 3 seconds with the fast curing Remecure light.
6/ LUTING CEMENT ON VENEERS
Add a generous layer of light-cured luting cement on the inner side of the veneers
7/ INSERT THE TRAY
•	Switch off the surgical light!

•	Remove inter dental strips!
Insert the tray in one smooth movement. Give a light continuous pressure towards the teeth.
Polymerize lightly the gingival part for a few seconds with a sweeping movement.
8/ REMOVE EXCESS
Remove excess luting cement at the gingiva with a probe and light-cure each tooth for 3 seconds.
9/ REMOVE THE TRAY
•	Don’t twist!!
Remove the retentions with a diamond bur or a paper disc.
Remove the excess at the palatal side of the teeth with a gingival instrument.
Be carefull not to damage the incisal edge!
10/ OPEN INTERDENTAL SPACES
Remove composite cement from interproximal spaces with a Cerisaw.
!! Movement = combination of cutting and pushing towards the gingiva.
!! Important: complete control of the instrument
11/ CURE THE VENEERS
Light-cure each single veneer during 3 seconds with the Remecure lamp from both vestibular and palatal side
12/ CHECK OCCLUSION
Check and finish the occlusion.
Polish the incisal edge of the veneers with a Komet (blue and yellow) bur.
DON’T FORGET TO TAKE PHOTOGRAPHS OF THE RESULT!
DON’T FORGET THE NIGHT GUARD FOR BRUXISM!

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GlamSmile Placement Protocol

FREQUENTLY MADE MISTAKES (FMMs):
•	NOT STICKING TO THE PROCEDURE

•	NOT RESPECTING THE PRODUCTS

•	NOT WORKING SYSTEMATICALLY

are the most common reasons for problems during or after the placement

1.	Making rough
•	Not enough preparation of the surface

•	Touching the gum which causes bleeding
2.	Etching
•	Using not enough material
•	Starting to rinse too early — each tooth needs 45 seconds!
3.	Bonding
•	No wet surface

(Aceton based bonding needs a wet surface!)
•	Not enough bonding

(After curing, surface needs to be glossy!)
•	Not shaking the bottle enough

(bonding must be completely mixed otherwise aceton stays on top and one will only sqeeze out the aceton)
•	Forget to close the bottle immediately

(Result: aceton evaporates and wet bonding does not function)
4.	Luting cement
•	Using not enough material

(must fill the inside of the veneers)
5.	Before placement
•	Not removing the strips
•	Not extinguishing the surgical light

(Otherwise luting cement can start to cure before placement)
6.	Curing
•	Not enough curing — especially on premolar

(put the curing light in front of each tooth and in close contact with the surface)
7.	Remove tray
•	Click movement during taking out the tray
•	Damaging the incisal edge
8.	Occlusion
•	Not checking on the occlusial interferences (protrusion and lateral movements)

(will make the veneer pop off)
•	Not making a protection shield (especially for grinders)

(will make the veneer(s) pop off)

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GlamSmile Photography Protocol

© Remedent — 2007/08
PHOTOGRAPHY PROTOCOL
1/ Requirements
For good dental photography, preferably use a digital SLR (Single Lens Reflex) camera with a macro lens and ring flash.
•	Macro lens with a limited depth-of-field, preferably 40, 50 or 60 mm

•	Lens opening: the smaller, the better (minimum 32 of 44)
For example:
•	camera: Nikon D70s

•	lens: 60mm f/2.8D AF Micro-Nikkor

•	ring flash: Nikon R1C1 Wireless Close-Up Speedlight System (with SU-800 Wireless Commander
2/ Importance of photography
1. Information for the Glamsmile Lab
          Glamsmile veneers are always made with respect to the aesthetic characteristics of the clients face.
2. Creating a photo book
          To keep record of your Glamsmile cases and to start your own database.
3. Before and after for the patient
          To be able to give before and after pictures to your patient
4. Simulation for the patient (on demand)
          To get a digital simulation made by the Glamsmile specialists.

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GlamSmile Photography Protocol

3/ Photographs for GlamSmile Lab
Six photographs need to be taken:
•	Full face — without cheek retractor — smile!

•	Close-up — without cheek retractor — smile!

•	Close-up — cheek retractor — frontal in occlusion

•	Close-up — cheek retractor — 45[o] right in occlusion

•	Close-up — cheek retractor — 45[o] left in occlusion

•	Close-up — cheek retractor — detail front with VITA shade guide
4/ Guidelines: how to frame the different photographs?
1. FULL FACE
The patient stands up in front of you against a wall (NOT in the chair and no decoration behind). Frontal view is very important. Only the face, the hair, the neck and the start of the shoulders should be visible.
Portrait format (no landscape!) and straight!
Ask the patient to smile!
2. CLOSE UP WITHOUT CHEEK RETRACTOR
Smile — this is important for the lab to define the aesthetics. Sometimes you may have to ask the patient to say ‘cheese’. Patients being ashamed of their smile, need some help to show their teeth.
Stay straight in front of the patient. Only take the teeth, the lips. No nose, no ears. Use landscape format.
3. CLOSE UPS WITH CHEEK RETRACTOR
Ask the patient to take place in the chair. Place a cheek retractor (transparent).
You are in front of the patient.
•	Take one photograph in occlusion (straight!).

•	Ask the patient to slightly turn the head. Take one photograph in a 45[o] angle right / one in a
45o angle left.
4. CLOSE UP WITH VITA SHADE GUIDE
Remove the cheek retractor again. Define the patients actual teeth color using the VITA shade guide and take one photograph of the teeth holding the VITA shade guide between the upper and lower arch.

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GlamSmile Photography Protocol

5/ Photographs after GlamSmile Treatment
Don’t forget to take after-pictures from you GlamSmiled patient:
•	Full face — without cheek retractor — smile!

•	Close up — without cheek retractor — smile!

•	Close-up — cheek retractor — frontal in occlusion

•	Close-up — cheek retractor — 45#‹ right in occlusion

•	Close-up — cheek retractor — 45#‹ left in occlusion

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GlamSmile Impressions Protocol

Impressions Protocol
© Remedent — 2007/08
1/ Requirements
•	Cocoa butter GC

•	Cheek retractor transparent

•	Pentamix

•	Impregum Penta Soft or Impregum Penta Soft Quick (3M ESPE)

•	Impregum Syringe and Tips (3M ESPE)

•	Position trays upper jaw S — M — L (3M ESPE)

•	Position trays lower jaw S — M — L (3M ESPE)

•	Exabite II NDS from GC for the bite registration
2/ Procedure (see movie)

DENTIST	ASSISTANT/DENTIST
• Apply cocoa butter to the patients lips

• Place the cheek retractor

• Rinse the teeth with the water syringe	1/ Fill the tray as shown on the pictures below. Do this in systematic way.

• Dry the teeth with the air syringe	2/ Fill the syringe completely and handle over to the dentist (pictures)

• Start with the first molar: place the syringe with the tip in contact with the gingival part of the teeth in a 45° position towards the gingiva.	Keep the filled tray ready. Be aware that there is a reduced working time.

• With a fluent, continuing movement, gush the material from tooth to tooth without losing contact with the surface.

• UPPER ARCH:

a) Insert the tray in the mouth

b) Centre the tray — midline nose

c) Push gently in 3 movements:

• press softly the back of the tray towards the palatum to avoid running over to the pharynx

• lift gently to the front teeth

• push the tray gently towards the vestibular surface of the teeth to be sure

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GlamSmile Impressions Protocol

DENTIST	ASSISTANT/DENTIST
there is a perfect registration of the vestibular part of the involved teeth

• Setting time between 3 minutes (Soft Quick) and 7 minutes (Soft).

IMPORTANT: respect the setting time

For the comfort of the patient, the cheek retractor may be removed during setting time. Please hold the tray by yourself and don’t leave it over to the patient or someone else.

• LOWER ARCH:

a) Insert the tray in the mouth

b) Centre the tray — midline nose

c) Push gently in 3 movements as described above

Ask the patient to put his tongue above the position tray

• Remove the tray.

• Take a bite registration with Exabite II NDS — setting time 1 minute
IMPORTANT:
1/ Always take an Impregum impression of both arches even if only one arch will be veneered. The bite registration is also obligatory.
2/ Only perfect impressions give a perfect GlamSmile. Therefore, check your impressions:
•	no bubbles!

•	enough impression material

•	no distortion of the impressions

•	no perforation on the incisal edge or vestibular surface

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GlamSmile Impressions Protocol

PICTURES
FILLING OF THE POSITION TRAYS
FILLING OF THE SYRINGE

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GlamSmile Impressions Protocol

EXAMPLE OF GOOD IMPRESSION

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GlamSmile Impressions Protocol

EXAMPLES OF BAD IMPRESSIONS

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